                                                                      Exhibit 16

                                POWER OF ATTORNEY

     The undersigned, Robert C. Doll, Jr., Donald C. Burke, Ronald W. Forbes,
Cynthia A. Montgomery, Jean Margo Reid, Roscoe S. Suddarth, Richard R. West and
Edward D. Zinbarg, the Directors/Trustees and/or the Officers of each of the registered investment companies listed below, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll,
Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A.
Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto
(including post-effective amendments) for or on behalf of each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: CMA Government Securities Fund; CMA
Money Fund; CMA Multi-State Municipal Series Trust; CMA Tax-Exempt Fund; CMA
Treasury Fund; Debt Strategies Fund, Inc.; Floating Rate Income Strategies Fund;
Floating Rate Income Strategies Fund II; Global Financial Services Master Trust;
Master Bond Trust; Master Government Securities Trust; Master Money Trust;
Master Senior Floating Rate Trust; Master Tax-Exempt Trust; Master Treasury
Trust;. Master U.S. High Yield Trust; Merrill Lynch Balanced Capital Fund, Inc.;
Merrill Lynch Bond Fund, Inc.; Merrill Lynch Developing Capital Markets Fund,
Inc.; Merrill Lynch Equity Dividend Fund; Merrill Lynch EuroFund; Merrill Lynch
Global Allocation Fund, Inc.; Merrill Lynch Global Financial Services Fund,
Inc.; Merrill Lynch Global SmallCap Fund, Inc.; Merrill Lynch Global Technology
Fund, Inc.; Merrill Lynch Global Value Fund, Inc.; Merrill Lynch Healthcare
Fund, Inc.; Merrill Lynch Latin America Fund, Inc.; Merrill Lynch Municipal Bond
Fund, Inc.; Merrill Lynch Municipal Series Trust; Merrill Lynch Pacific Fund,
Inc.; Merrill Lynch Senior Floating Rate Fund, Inc.; Merrill Lynch Senior
Floating Rate Fund II, Inc.; Merrill Lynch U.S. High Yield Fund, Inc.; Merrill
Lynch Utilities and Telecommunications Fund, Inc.; MuniHoldings Florida Insured
Fund; MuniHoldings Fund, Inc.; MuniHoldings Fund II, Inc.; MuniHoldings Insured
Fund, Inc.; MuniHoldings New Jersey Insured Fund, Inc.; MuniHoldings New York
Insured Fund, Inc.; MuniVest Fund, Inc.; MuniVest Fund II, Inc.; Senior High
Income Portfolio, Inc.; Diversified Income Strategies Portfolio, Inc.: Floating
Rate Incomes Strategies Fund, Inc.; Floating Rate Incomes Strategies Fund II,
Inc.; WCMA Government Securities Fund; WCMA Money Fund; WCMA Tax-Exempt Fund;
and WCMA Treasury Fund.

Dated:  February 2, 2005

        /s/ Robert C. Doll, Jr.                    /s/ Donald C. Burke
---------------------------------------  ---------------------------------------
          Robert C. Doll, Jr.                        Donald C. Burke
    (President/Principal Executive         (Vice President/Treasurer/Principal
       Officer/Director/Trustee)            Financial and Accounting Officer)

         /s/ Ronald W. Forbes                   /s/ Cynthia A. Montgomery
---------------------------------------  ---------------------------------------
           Ronald W. Forbes                       Cynthia A. Montgomery
          (Director/Trustee)                       (Director/Trustee)

          /s/ Jean Margo Reid                    /s/ Roscoe S. Suddarth
---------------------------------------  ---------------------------------------
            Jean Margo Reid                        Roscoe S. Suddarth
          (Director/Trustee)                       (Director/Trustee)

          /s/ Richard R. West                     /s/ Edward D. Zinbarg
---------------------------------------  ---------------------------------------
            Richard R. West                         Edward D. Zinbarg
          (Director/Trustee)                       (Director/Trustee)